UNITED STATES UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMSOVEREIGN HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State of incorporation or organization)	46-5538504 (I.R.S. Employer Identification No.)

5000 Quorum Drive, Suite 400

Dallas, TX 75254

(904) 834-4400

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.25% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-259307

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A registers the 9.25% Series A cumulative redeemable perpetual preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), of COMSovereign Holding Corp. (the “Company,” “we,” “us,” “our”) under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Our Series A Preferred Stock to be registered hereunder has been approved for listing on The Nasdaq Capital Market under the symbol COMSP, subject to official notice of issuance.

We hereby incorporate by reference herein the description of the Series A Preferred Stock set forth under the heading “Description of the Series A Preferred Stock” included in our Preliminary Prospectus Supplement dated October 12, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2021, as amended by our prospectus supplement relating to the Series A Preferred Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes a part of our Registration Statement on Form S-3 (File No. 333-259307), which we filed with the Commission on September 3, 2021.

Item 2. Exhibits.

The following exhibits are filed with this registration statement on Form 8-A:

Exhibit Number	Description

3.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 30, 2021.
3.2	Certificate of Designations of Series A Cumulative Redeemable Perpetual Preferred Stock.
3.2	Amended and Restated By-Laws, incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on July 6, 2020.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMSOVEREIGN HOLDING CORP.

Date: October 26, 2021	By:	/s/ Daniel L. Hodges
Daniel L. Hodges Chairman and Chief Executive Officer

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